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                                                                    EXHIBIT 10.1
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               First Amendment to the Second Amended and Restated

                              Employment Agreement

                                       of

                              Richard E. Stoddard

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     This FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED EMPLOYMENT
AGREEMENT OF RICHARD E. STOODARD ("Amendment") is made by and between KAISER VENTURES INC. ("Kaiser") and RICHARD E. STODDARD ("Employee") as of April 11, 2001.

                                    Recitals

     A. Employee is currently employed by Kaiser pursuant to that certain Amended and Restated Employment Agreement between Kaiser and Employee dated as of September 19, 2000 (the "Employment Agreement").

     B. Under the terms of the Employment Agreement, Employee is entitled to the payment of certain compensation as measured by a fixed percentage or a percentage based upon the average percentage bonus paid to Employee over the prior of five years (or such other shorter period of time that Employee has been an executive officer of the Company) from the date of the percentage determination.

     C. Kaiser has made the determination to terminate its existing annual executive bonus program as generally described in Paragraph 4.a. of the Employment Agreement. Accordingly, the applicable bonus percentage shall be a fixed percentage for purposes of the Employment Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kaiser and Employee agree as follows:

     1. Recitals. The Recitals set forth above are true and correct and are incorporated herein by this reference.

     2. Discontinuance of Annual Performance Bonus Described in Paragraph 4.a. Employee acknowledges that the Company has discontinued its historical annual performance bonus program applicable to all executive officers for calendar years beginning in 2001. Employee acknowledges and agrees that any future bonus shall be in the total discretion of the Board of the Directors of Kaiser, except for: (i) the Retention Bonus described in Paragraph 4.b.; (ii) any bonus pursuant to the long term Transaction Incentive Plan described in Paragraph 4.c.; and (iii) any bonus described in Paragraph 12.

     3. Amendment of Paragraph 4.b. Paragraph 4.b. of the Employment Agreement is hereby amended by the deletion of the "49.6%" percentage set forth in such paragraph and substituting therefor "58.8%" as the applicable percentage (this is the equivalent of one year's annual cash bonus as measured by Employee's average percentage bonus paid over the five (5) years prior to and including the final annual bonus for the year 2000 paid under Kaiser's executive annual bonus program).

     4. Amendment of Paragraph 8. The following sentence in Paragraph 8 is hereby deleted: "Employee's anticipated bonus shall be calculated by multiplying Employee's average percentage bonus paid over the prior five years by Employee's then annual base salary." and the

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following sentence substituted therefore: "Employee's anticipated bonus shall be calculated based upon the performance bonus, if one is paid to his peers for the year of Employee's death by Board of Directors action, assuming that he would have received a bonus relatively equal to the amount received by his peers."

     5. Amendment of Paragraph 12.a. Paragraph 12.a. is hereby deleted in its entirety and a new Paragraph 12.a. as follows is substituted therefore:

          a. if the termination is effective after March 31 of any year, an amount equal to the pro rata portion of the annual performance bonus, if any, that Employee would have been eligible to earn for the year of termination based upon the performance bonus, if one is paid to his peers for the year of termination by Board of Directors action, assuming he would have received a bonus relatively equal to the amount received by his peers.

     6. Deletion in Paragraph 12. Paragraph 12 is hereby further amended by the deletion of the second to the last paragraph (the penultimate paragraph) of Paragraph 12 and no new paragraph is substituted therefore.

     7. Amendment of Paragraph 12.c. Paragraph 12.c. is hereby amended by the deletion of such paragraph in its entirety and substituting therefore the following new Paragraph 12.c.:

          c. the amount that results from multiplying 58.8% by the greater of Employee's then current annual base salary or his base salary in effect as of the date of this Amendment (this represents an amount equal to one year's average annual cash bonus paid over the five (5) years prior to and including the final annual bonus for the year 2000 paid under Kaiser's executive annual bonus program).

     8. Ratification of Employment Agreement as Amended. The Employment Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this Amendment is hereby ratified and approved in all respects.

     9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement to be effective as of the day and year first written above.

"Employee"                                "Kaiser"
Richard E. Stoddard                       Kaiser Ventures Inc.



By:  /s/ Richard E. Stoddard            By:  /s/ James F. Verhey
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     Richard E. Stoddard                     James F. Verhey
                                             Executive Vice President - CFO



                                        By:  /s/ Todd G. Cole
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                                             Todd G. Cole, Chairman
                                             Human Relations Committee

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